WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT
AND LOAN DOCUMENTS

THIS WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS ("Amendment") is executed as of July 16, 2019, by and between the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”), UNIQUE FABRICATING NA, INC., a Delaware corporation ("US Borrower"), and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia ("CA Borrower", called together with US Borrower, the "Borrowers" and each of them referred to herein as a "Borrower").

RECITALS

WHEREAS, Borrowers, Agent and the Lenders are party to an Amended and Restated Credit Agreement dated November 8, 2018, as amended by a Waiver and First Amendment to Credit Agreement and Loan Documents dated May 7, 2019 (the "First Amendment"), a Second Amendment to Credit Agreement and Loan Documents dated June 14, 2019 (the "Second Amendment"), and a Third Amendment to Credit Agreement and Loan Documents dated June 28, 2019 (the "Third Amendment", and collectively with the First Amendment and Second Amendment, the "Existing Amendments"), providing terms and conditions governing certain loans and other credit accommodations extended and to be extended by the Lenders and/or Agent to Borrowers, together with various other documents, written agreements, certificates and instruments between Agent, Lenders, Borrowers and/or Guarantors in connection therewith. The Amended and Restated Credit Agreement, as amended by the Existing Amendments, and as the same may be further amended from time to time, shall be referred to herein as the "Credit Agreement", and all of the foregoing, as amended or modified from time to time, are collectively referred to herein as the "Loan Documents";

WHEREAS, pursuant to the Existing Amendments, the Agent and Lenders granted a Temporary Waiver to the Borrowers with respect to the Existing Default (as such terms are defined in the First Amendment), which waiver expires upon the earlier to occur of (i) July 22, 2019, and (ii) the satisfaction of the Full Waiver Condition (as defined in the First Amendment), as determined by Agent in its sole discretion;

WHEREAS, each Borrower reaffirms, ratifies and confirms the Loan Documents and the Indebtedness as valid and binding. Each Borrower acknowledges that Agent and Lenders have duly performed all of their obligations under the Loan Documents;

WHEREAS, upon the occurrence of the Fourth Amendment Effective Date, the Agent and Lenders agree that the Full Waiver Condition shall be deemed satisfied; and

WHEREAS, Borrowers, Lenders and Agent desire to enter into this Amendment to permanently waive the Existing Default, effective as of the Fourth Amendment Effective Date, and make certain amendments and modifications to the Credit Agreement and other Loan Documents as set forth herein.

NOW, THEREFORE, IT IS HEREBY AGREED by Borrowers, Agent and Lenders, that the Credit Agreement and other Loan Documents are hereby amended as follows:

1.Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Credit Agreement.
2.Permanent Waiver. As of the Fourth Amendment Effective Date, the Agent and Lenders hereby grant a permanent waiver (the "Waiver") of the Existing Default and any right they may have to enforce any of their rights and remedies against Borrowers or Guarantors solely with respect to the Existing Default. Except as expressly described in this Amendment, this Waiver shall not constitute a modification or an alteration of the terms, conditions or covenants of the Loan Documents. This Waiver shall not relieve or release the Borrowers or any guarantor in any way from any of its respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This Waiver shall not obligate the Agent or Lenders, or be construed to require the Agent or Lenders, to waive any other Event of Default or defaults, whether now existing or which may occur after the date of this waiver.
3.Amendments to Credit Agreement.
(a)Applicable Margin. The pricing grid set forth in the definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended and replaced in its entirety with the following pricing grid:

Level	Total Leverage Ratio	Commitment Fees	Eurodollar Margin	Base Rate Margin	Letter of Credit Fees
I	Less than 1.50 to 1.00	0.25%	2.75%	1.75%	2.75%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.375%	3.00%	2.00%	3.00%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.50%	3.25%	2.25%	3.25%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.50%	3.50%	2.50%	3.50%
V	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.50%	3.75%	2.75%	3.75%
VI	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	0.50%	4.00%	3.00%	4.00%
VII	Greater than or equal to 4.00 to 1.00	0.50%	4.25%	3.25%	4.25%

(b)Definitions. The following definitions are hereby amended and restated as they currently appear in Section 1.1 of the Credit Agreement, or added to Section 1.1 of the Credit Agreement in appropriate alphabetical sequence, as applicable:
"Consolidated EBITDA" shall mean, for any period of determination, without duplication:

(a)     Consolidated net income; plus

(b)     the sum of the following to the extent deducted in calculating Consolidated net income:
(i)     Interest Expense,

(ii)     tax expense (including, without limitation, any federal, state, local and foreign Income Taxes),

(iii)     depreciation and amortization expense,

(iv)     Management Fees,

(v)     non-cash charges, losses or expenses for incentive stock programs (excluding reserves for future cash charges),

(vi)     other non-cash charges, losses or expenses in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) during any twelve month period, to the extent approved by Agent,

(vii)    costs and expenses incurred in connection with (A) the consummation of the transactions contemplated herein, in an amount not to exceed Seven Hundred Fifty Thousand Dollars

($750,000) with respect to calculations thereof for the US Borrower's first three fiscal quarters of 2019, and (B) the Fourth Amendment, in an amount not to exceed One Hundred Thousand Dollars ($100,000) with respect to calculations thereof for the US Borrower's last fiscal quarter in 2019 and first two fiscal quarters in 2020,

(viii)    restructuring costs and expenses incurred from time to time at various locations (excluding the 2019 CEO Severance expenses), in an aggregate amount during any twelve-month period, not to exceed (A) Five Million and 00/100 Dollars ($5,000,000.00), with respect to calculations thereof from the Fourth Amendment Effective Date, through and including US Borrower's second fiscal quarter in 2020, (B) Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) with respect to calculations thereof for US Borrower's third and fourth fiscal quarters in 2020, and (C) One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) with respect to any calculation thereof after such fourth quarter in 2020,

(ix)    costs incurred with respect to the purchase and implementation of US Borrower's enterprise resource planning system, in aggregate amount not to exceed (A) One Million and 00/100 Dollars ($1,000,000.00) with respect to calculations thereof for each of US Borrower's fiscal quarters in 2019, (B) Six Hundred Thousand and 00/100 Dollars ($600,000.00), with respect to calculations thereof for each of US Borrower's fiscal quarters in 2020, and (C) Zero Dollars with respect to any calculation thereafter,

(x)    with respect to calculations thereof that include any of the months within US Borrower's 2019 Fiscal Year, (A) consulting expenses in an aggregate amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00), and (B) severance expenses incurred in connection with the resignation of the CEO of US Borrower (the "2019 CEO Severance") in an aggregate amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00), and

(xi)    non-cash impairment charges pertaining to the value of goodwill; minus

(c)     non-cash charges previously added back to Consolidated net income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period; minus

(d)     any other non-recurring, non-cash gains during such period, including without limitation, (i) gains from the sale or exchange of assets and (ii) gains from early extinguishment of Indebtedness or Hedging Agreements.

"Fourth Amendment" shall mean that certain Waiver and Fourth Amendment to Credit Agreement and Loan Documents dated as of July 15, 2019 between Borrowers, Agent and Lenders.

"Unadjusted Consolidated EBITDA" shall mean, for any period of determination, without duplication:

(a)     Consolidated net income; plus

(b)     the sum of the following to the extent deducted in calculating Consolidated net income:

(i)     Interest Expense,

(ii)     tax expense (including, without limitation, any federal, state, local and foreign Income Taxes), and

(iii)     depreciation and amortization expense; minus

(c)     non-cash charges previously added back to Consolidated net income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period; minus

(d)     any other non-recurring, non-cash gains during such period, including without limitation, (i) gains from the sale or exchange of assets and (ii) gains from early extinguishment of Indebtedness or Hedging Agreements.

(c)Financial Reporting. Section 6.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(a)    within thirty (30) days after and as of the most recent month-end (or more frequently as reasonably requested by the Agent or the Lenders), (i) a Borrowing Base Certificate executed by a Responsible Officer of the US Borrower, together with supporting accounts receivable and payable agings, and perpetual inventory report, (ii) an updated 13-week cash flow projection of the US Borrower and its Subsidiaries for the 13 weeks following the date of such Borrowing Base Certificate, and (iii) a Covenant Compliance Report through and including December 31, 2020 (A) containing the calculations demonstrating compliance or noncompliance with the financial covenant contained in Section 7.1(c) hereof, and (B) certifying that there exists no Default or Event of Default or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action Borrowers propose to take with respect thereto; all of the foregoing to be in form and detail satisfactory to Agent;"
(d)Financial Covenants.
(i)Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"7.1    Financial Covenants. Permit:

"(a)    Maximum Total Leverage Ratio. The Total Leverage Ratio to exceed (i) 4.50:1.00, with respect to the fiscal quarter ended as of June 30, 2019; (ii) 4.25:1.00, with respect to the fiscal quarters ended September 30, 2019 and December 31, 2019; (iii) 4.00:1.00, with respect to the fiscal quarter ended March 31, 2020; (iv) 3.25:1.00, with respect to the fiscal quarters ended June 30, 2020 and September 30, 2020, and (v) 3.00:1.00, with respect to the fiscal quarter ended December 31, 2020 and each fiscal quarter thereafter;

"(b)    Minimum Debt Service Coverage Ratio. The Debt Service Coverage Ratio to be less than 1.20:1.00, to be measured as of the last day of each fiscal quarter;

"(c)    Minimum Liquidity. The US Borrower's Liquidity to be less than 20% of the Borrowing Base, to be calculated as of the last day of each fiscal month through and including December 31, 2020, on the basis of the Borrowing Base Certificate submitted with respect to such fiscal month just ended; or

"(d)    Minimum Unadjusted Consolidated EBITDA. The Unadjusted Consolidated EBITDA of the US Borrower and its Subsidiaries on a Consolidated Basis to be less than the amounts set forth below, with respect to the measurement period ended as of each date of determination set forth below:

Date of Determination	Measurement Period	Minimum Unadjusted Consolidated EBITDA
June 30, 2019	Trailing 3 months	$1,500,000
September 30, 2019	Trailing 6 months	$3,200,000
December 31, 2019	Trailing 9 months	$4,600,000
March 31, 2020	Trailing 12 months	$7,300,000
June 30, 2020	Trailing 12 months	$9,400,000
September 30, 2020	Trailing 12 months	$10,750,000
December 31, 2020	Trailing 12 months	$12,000,000

."

(ii)The form of Covenant Compliance Report attached to the Credit Agreement as Exhibit D is hereby amended and replaced in its entirety with the form of Covenant Compliance Report attached to this Amendment as Exhibit B.
(e)Permitted Distributions. Section 7.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(a)     Distributions of US Borrower to the Parent, so long as US Borrower demonstrates compliance with each of the following conditions immediately prior to declaration of such Distributions:

"(i)     the Post-Distribution DSCR shall be greater than 1.10:1.00;

"(ii)     US Borrower's Liquidity shall be no less than $5,000,000 after giving pro forma effect to payment of the Distributions;

"(iii)     the Total Leverage Ratio shall be no more than 2.00:1.00; and

"(iv)     Borrowers are in compliance with the financial covenants set forth in Section 7.1, both before and after giving pro forma effect to such Distributions; and"

4.Representations and Warranties. Each Borrower represents, warrants, and agrees that:
(a)This Amendment may be executed in as many counterparts as Agent, the Lenders and Borrowers deem convenient, and shall become effective (with such date referred to as the "Fourth Amendment Effective Date") upon (i) delivery to Agent of all executed counterparts hereto, (ii) execution and delivery of such other documents and instruments as the Agent and Lenders may require in connection herewith, including without limitation the consent of the Guarantors in the form attached as Exhibit A, all in form and content satisfactory to Agent, (iii) payment to Agent for distribution to Lenders executing this Amendment in accordance with their Percentages, of an amendment fee in the aggregate amount of ten (10) basis points of the sum of (A) the Revolving Credit Aggregate Commitment, (B) the CAPEX Loan Aggregate Commitment, and (C) the outstanding principal balance of all Amortizing Loans as of the date hereof, which fee is deemed fully earned on the date hereof and not refundable under any circumstance, and (iv) payment to the Agent for the sole account of the Agent, the structuring fee provided in the Supplement to Agent's Fee Letter dated as of June 6, 2019.
(b)Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Credit Agreement and in each Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations, with the same force and effect as if entirely restated in this Amendment.
(c)When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms. The Credit Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.
(d)No Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document that will not be cured or waived pursuant to the terms of this Amendment, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a Default or Event of Default.
5.No Waiver. The Borrowers hereby acknowledge and agree that no delay or failure of the Agent or the Lenders in exercising any right, remedy, power or privilege under the Credit Agreement or the Loan Documents shall affect that right, remedy, power or privilege. No delay or failure of the Agent or Lenders to demand strict adherence to the terms of the Credit Agreement or the other Loan Documents, shall be deemed to constitute a course of conduct inconsistent with the Agent's and Lenders' rights at any time, before or after the occurrence of any Event of Default, to prospectively demand strict adherence to the terms of the Credit Agreement and the other Loan Documents.
6.No Other Changes; Ratification. Except as specifically provided in this Amendment, the terms and conditions of the Credit Agreement and Loan Documents remain unchanged and in full force and effect, and the parties hereto ratify and confirm such terms and conditions. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.

7.Waiver and Release of All Claims and Defenses. Borrowers, Guarantors and their representatives, successors, assigns, agents, employees, officers, directors, members, managers and heirs hereby waive, relinquish, discharge and release Agent, Lenders and their successors, assigns, agents, employees and attorneys from all claims and defenses of every kind or nature, known or unknown, whether existing by virtue of state, federal, bankruptcy or non-bankruptcy federal law, by agreement or otherwise, against Agent or any Lender, whether previously or now existing or arising out of or relating to any transactions or dealings between Agent, Lenders, and Borrowers through the date of this Amendment with respect to the Indebtedness or otherwise, including without limitation, any affirmative defenses, counter-claims, set-offs, deductions or recoupments.
8.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.
9.Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrowers, Agent and the Lenders. In executing this Amendment, Borrowers are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.
10.Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.
11.No Defenses. Borrowers acknowledge, confirm, and warrant to Agent and the Lenders that as of the date hereof Borrowers have absolutely no defenses, claims, rights of set-off, or counterclaims against Agent and/or the Lenders under, arising out of, or in connection with this Amendment, the Credit Agreement, the Loan Documents and/or the Indebtedness.
12.Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.
13.WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWERS, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.
This Amendment is executed and delivered as of the date first entered above.
BORROWERS:

UNIQUE FABRICATING NA, INC.,
as US Borrower

By:
Thomas Tekiele
Its:    Chief Financial Officer

UNIQUE-INTASCO CANADA, INC.,
as CA Borrower

By:
Thomas Tekiele
Its:    Secretary
SIGNATURES CONTINUE ON FOLLOWING PAGE

CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:
Michael Farley
Its:    Senior Vice President

COMERICA BANK,
as Lender

By:
Paul G. Russo
Its:    Vice President

FLAGSTAR BANK, FSB,
as Lender

By:
Kathryn Pothier-Hilt
Its:    First Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:
David P. Opatrny
Its:    Senior Vice President

EXHIBIT A
ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby: (i) acknowledges and consents to the execution, delivery and performance of that certain Waiver and Fourth Amendment to Credit Agreement and Loan Documents of even date herewith between Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc., as "Borrowers", Citizens Bank, National Association in its capacities as a "Lender" and "Agent", Comerica Bank, in its capacity as a "Lender", Flagstar Bank, FSB, in its capacity as a "Lender", and KeyBank National Association, in its capacity as a "Lender", executed in connection with the Amended and Restated Credit Agreement dated as of November 8, 2018 among Borrowers, Lenders and the Agent, as amended (the "Agreement"), (ii) agrees to and acknowledges the waiver and release in Section 7 thereof, and (iii) ratifies and affirms its Continuing Agreement of Guaranty and Suretyship dated as of April 29, 2016 (the "Guaranty"), which Guaranty remains in full force and effect with respect to all Indebtedness (as defined in the Agreement and as amended by this Amendment) and each of the other Loan Documents previously executed and delivered by it and/or Borrowers.

Executed as of the 16th day of July, 2019.

UNIQUE FABRICATING NA, INC.
UNIQUE FABRICATING, INC.
UNIQUE-CHARDAN, INC.
UNIQUE MOLDED FOAM TECHNOLOGIES, INC.
UNIQUE-PRESCOTECH, INC.
UNIQUE FABRICATING REALTY, LLC
UNIQUE FABRICATING SOUTH, INC.
UNIQUE-INTASCO USA, INC.

By:
    Thomas Tekiele, Secretary of each of
    the above entities

EXHIBIT B
FORM OF COVENANT COMPLIANCE REPORT
TO:    Citizens Bank, National Association, as Agent

RE:    Amended and Restated Credit Agreement made as of the 8th day of November, 2018 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Citizens Bank, National Association, as Agent for the Lenders (in such capacity, the “Agent”), Unique Fabricating NA, Inc. ("US Borrower") and Unique-Intasco Canada, Inc., a British Columbia corporation (“CA Borrower” called together with US Borrower, "Borrowers").
This Covenant Compliance Report (“Report”) is furnished pursuant to [Section 6.1(a), 6.1(c) or 6.2(a)] Remove Sections 1, 2, 4 and 5 for any Covenant Compliance Report delivered with respect to Section 6.2(a) only, as of the end of a calendar month that does not correspond to the end of a fiscal quarter. of the Credit Agreement and sets forth various information as of ______________, 20___ (the “Computation Date”).

1.
Total Leverage Ratio (Section 7.1(a)). On the Computation Date, the Total Leverage Ratio, which is required to not exceed [4.50/4.25/4.00/3.25/3.00] See Section 7.1(a) of the Credit Agreement for the required level as of the applicable Computation Date. Insert the applicable required Total Leverage Ratio and delete the others. to 1.00 as of the Computation Date, was ______ to 1.00, as computed in the supporting documents attached hereto as Schedule 1.

2.
Debt Service Coverage Ratio (Section 7.1(b)). On the Computation Date, the Debt Service Coverage Ratio, which is required to not be less than 1.20:1.00, was ______ to 1.00, as computed in the supporting documents attached hereto as Schedule 2.

3.
[Minimum Liquidity (Section 7.1(c)). On the Computation Date, the US Borrower's Liquidity, which is required to be no less than 20% of the Borrowing Base as of the Computation Date, was $_______________, as computed in the supporting documents attached hereto as Schedule 3;] Remove this Section 3 for any Computation Date after December 31, 2020.

4.
Minimum Unadjusted Consolidated EBITDA (Section 7.1(d)). On the Computation Date, the Unadjusted Consolidated EBITDA, which is required to not be less than [$______________] See Section 7.1(d) of the Credit Agreement for measurement periods and required levels as of the relevant Computation Date. Insert the applicable required level., was $______________, as computed in the supporting documents attached hereto as Schedule 4.

5.
[Excess Cash Flow. The Excess Cash Flow for the Fiscal Year ended as of the Computation Date is $________________, as computed in the supporting documents attached hereto as Schedule 3. Based on the Total Leverage Ratio set forth in Section 1 of this Report, the Excess Cash Flow Percentage is [50%/25%/0%] The Excess Cash Flow Percentage will be (a) 50%, if the Total Leverage Ratio set forth in Section 1 of this Report is greater than or equal to 2.75:1.00, (b) 25%, if the Total Leverage Ratio set forth in Section 1 of this Report is greater than or equal to 2.00:1.00, but less than 2.75:1.00, and (c) 0% in all other cases. Insert the applicable Excess Cash Flow Percentage and delete the others., resulting in a mandatory prepayment of the Amortizing Loans under Section 3.9(a) of the Credit Agreement in an amount equal to $_______________.] Remove this Section 5 for any Covenant Compliance Report delivered with respect to Section 6.1(c) only, as of the end of a fiscal quarter that does not correspond to the end of a fiscal year.

The Borrower’s Responsible Offer hereby certifies that:
A.    To the best of my knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.
B.    To the best of my knowledge, the representation and warranties of the Credit Parties contained in the Credit Agreement and in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and at the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specific date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

C.    I have reviewed the Credit Agreement, and this Report is based on an examination sufficient to assure that this Report is accurate.
D.    To the best of my knowledge, except as stated in Schedule 5 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Borrower or any other Credit Party), no Default or Event of Default has occurred and is continuing on the date of this Report.
[E.    With respect to the financial statements of Parent and its Consolidated Subsidiaries delivered in connection herewith pursuant to Section 6.1(a) or (c) of the Credit Agreement (as applicable), the undersigned certifies that there are no material differences between the statements of income and cash flow shown therein, and the results for US Borrower and its Consolidated Subsidiaries for the like period.] Remove this Certification E for any Covenant Compliance Report delivered with respect to Section 6.2(a) only, as of the end of a calendar month that does not correspond to the end of a fiscal quarter.
Capitalized terms used in this Report and in the Schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.
IN WITNESS WHEREOF, US Borrower has caused this Covenant Compliance Report to be executed and delivered by its Responsible Offer this ______ day of __________________, ____.
UNIQUE FABRICATING NA, INC.

By:

Print Name:
Its:

5 The Excess Cash Flow Percentage will be (a) 50%, if the Total Leverage Ratio set forth in Section 1 of this Report is greater than or equal to 2.75:1.00, (b) 25%, if the Total Leverage Ratio set forth in Section 1 of this Report is greater than or equal to 2.00:1.00, but less than 2.75:1.00, and (c) 0% in all other cases. Insert the applicable Excess Cash Flow Percentage and delete the others.
6 Remove this Section 5 for any Covenant Compliance Report delivered with respect to Section 6.1(c) only, as of the end of a fiscal quarter that does not correspond to the end of a fiscal year.
7 Remove this Certification E for any Covenant Compliance Report delivered with respect to Section 6.2(a) only, as of the end of a calendar month that does not correspond to the end of a fiscal quarter.